UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4105 Royal Drive NW, Suite 100, Kennesaw, Georgia	30144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-423-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On January 28, 2005, the Registrant engaged GHP Horwath, P.C. as the Registrant’s independent registered public accounting firm to audit its consolidated financial statements for the year ending July 31, 2005. As disclosed in the Registrant’s Current Report on Form 8-K filed December 16, 2004, on December 16, 2004, Grant Thornton LLP, an independent registered public accounting firm who served as the Registrant’s principal accountant to audit the Registrant’s consolidated financial statements, resigned from its engagement with the Registrant.

eOn’s board of directors approved the engagement of GHP Horwath, P.C. as the new independent registered public accounting firms. GHP Horwath, P.C. is located at 1670 Broadway, Denver Colorado 80202.

The Registrant has not consulted with GHP Horwath, P.C. during its two most recent fiscal years nor during any subsequent interim period prior to its appointment as auditor for the fiscal year 2005 audit regarding either (i) the application of accounting principles to a specified transaction either completed or proposed, (ii) the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, or (iii) any matter that was either the subject of a disagreement or a reportable event.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2005

EON COMMUNICATIONS CORPORATION

By:	/s/ David S. Lee
David S. Lee
President and Chief Executive Office